Exhibit 99.1

Avalo Therapeutics Appoints Jennifer Riley as Chief Strategy Officer

WAYNE, PA AND ROCKVILLE, MD, January 2, 2025 — Avalo Therapeutics, Inc. (Nasdaq: AVTX), a clinical stage biotechnology company focused on the treatment of immune dysregulation, today announced the appointment of Jennifer Riley as Chief Strategy Officer, effective January 1, 2025. In this newly created role, Ms. Riley will oversee corporate strategy and commercial and product pipeline planning, with a goal of driving growth and innovation across the organization.

“We are thrilled to welcome Jennifer to Avalo in the newly established role of Chief Strategy Officer,” said Dr. Garry Neil, Chief Executive Officer and Chairman of the Board. “Jennifer brings extensive leadership experience, strategic acumen, and deep expertise in immunology, which will be invaluable as we advance our lead asset, AVTX-009, an anti-IL-1β monoclonal antibody currently in the LOTUS Phase 2 trial for hidradenitis suppurativa. This role is pivotal for Avalo as we refine our commercialization strategies and explore indication expansion.”

“I am honored to join Avalo Therapeutics at such an exciting and transformative time for the company,” said Ms. Riley. “This is a compelling role given the significant opportunity for AVTX-009 as a potential best in disease treatment for HS, a condition with high unmet need and a rapidly growing therapeutics market that is forecast to exceed $10 billion in the coming years. Furthermore, there is strong clinical rationale for the role of IL-1β in additional indications and I am excited about the possible expansion of the program into other large inflammatory market opportunities. I look forward to collaborating with the talented team at Avalo to advance the company’s mission of delivering impactful therapies that address immune dysregulation and improve the lives of patients in need.”

Ms. Riley has over 20 years of leadership experience in the biotechnology and pharmaceutical industries. Most recently, she founded Northbrook Consulting, where she advised more than 30 companies on development strategies, commercialization, and portfolio optimization. Previously, she held senior leadership roles at Biogen, including Vice President of Program Leadership and Management, overseeing the strategy and launch readiness for its hemophilia portfolio. Ms. Riley has demonstrated success in advancing product pipelines, optimizing portfolios, and delivering market-driven results across various therapeutic areas, including immunology and rare diseases. She earned a BS magna cum laude in molecular biology from the University of California San Diego and a Masters in virology from Harvard University.

Notice of Issuance of Inducement Grants
In connection with the appointment of Ms. Riley and in accordance with the terms of her employment agreement with Avalo, Avalo’s Board of Directors approved the grant to Ms. Riley of a non-qualified stock option awarded to purchase 150,000 shares of its common stock, vesting over four (4) years, with a twelve-month cliff, such that the first 25% will vest on the first anniversary following Ms. Riley’s start date with Avalo, and the remainder will vest in equal monthly installments over the following three (3) years, in each case, subject to continued employment with Avalo through the applicable vesting date. The stock option was granted on January 1, 2025, as an inducement material to Ms. Riley becoming an employee of Avalo in accordance with Nasdaq Listing Rule 5635(c)(4). The option has an exercise price equal to the closing price of Avalo’s common stock on The Nasdaq Capital Market on December 31, 2024. The option is subject to the terms and conditions of the stock option agreement covering the grant.

About Avalo Therapeutics
Avalo Therapeutics is a clinical stage biotechnology company focused on the treatment of immune dysregulation. Avalo’s lead asset is AVTX-009, an anti-IL-1β mAb, targeting inflammatory diseases. Avalo also has two additional drug candidates, which include quisovalimab (anti-LIGHT mAb) and AVTX-008 (BTLA agonist fusion protein). For more information about Avalo, please visit www.avalotx.com.

About AVTX-009
AVTX-009 is a humanized monoclonal antibody (IgG4) that binds to interleukin-1β (IL-1β) with high affinity and neutralizes its activity. IL-1β is a central driver in the inflammatory process. Overproduction or dysregulation of IL-1β is implicated in many autoimmune and inflammatory diseases. IL-1β is a major, validated target for therapeutic intervention. There is evidence that inhibition of IL-1β could be effective in hidradenitis suppurativa and a variety of inflammatory diseases in dermatology, gastroenterology, and rheumatology.

About the LOTUS Trial
The LOTUS Trial is a randomized, double-blind, placebo-controlled, parallel-group Phase 2 trial with two AVTX-009 dose regimens to evaluate the efficacy and safety of AVTX-009 in approximately 180 adults with moderate to severe hidradenitis suppurativa. Subjects will be randomized (1:1:1) to receive either one of two dosing regimens of AVTX-009 or placebo during a 16-week treatment phase. The primary efficacy endpoint is the proportion of subjects achieving Hidradenitis Suppurativa Clinical Response (HiSCR75) at Week 16. Secondary objectives include but are not limited to: proportion of patients achieving HiSCR50 and HiSCR90 as well as change from baseline in: International HS Severity Score System (IHS4), draining fistula count, abscess and inflammatory nodule (AN) count and patients achieving at least a 30% reduction on a numerical rating scale in Patient's Global Assessment of Skin Pain (PGA Skin Pain). The number of patients with anti-drug antibodies, safety, and tolerability will be assessed. For additional information this trial (NCT06603077), please visit www.clinicaltrials.gov.

About Hidradenitis Suppurativa
Hidradenitis suppurativa (HS) is a chronic inflammatory skin condition characterized by painful nodules, abscesses, and tunnels that form in areas of the body such as the armpits, groin, and buttocks, severely impacting the quality of life of affected individuals.1 HS is often underdiagnosed or misdiagnosed and therefore estimates of HS vary between 0.2-1.7% of the population worldwide.2-5 The exact cause of HS is not fully understood but is believed to involve a combination of genetic, hormonal, and environmental factors. While advances in treatment have been made, limited treatment options are available. IL-1β plays a crucial role in the inflammatory cascade underlying HS, contributing to tissue damage, inflammation, and disease progression. Given the involvement of IL-1β in the inflammatory process of HS, we believe therapies that target IL-1β offer a potential treatment option for HS.

Forward-Looking Statements
This press release may include forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Avalo’s control), which could cause actual results to differ from the forward-looking statements. Such statements may include, without limitation, statements with respect to Avalo’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “might,” “will,” “could,” “would,” “should,” “continue,” “seeks,” “aims,” “predicts,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” or similar expressions (including their use in the negative), or by discussions of future matters such as: drug development costs, timing of trials and trial results and other risks, including reliance on investigators and enrollment of patients in clinical trials; reliance on key personnel; regulatory risks; integration of AVTX-009 into our operations; general economic and market risks and uncertainties, including those caused by the war in Ukraine and the Middle East; and those other risks detailed in Avalo’s filings with the Securities and Exchange Commission, available at www.sec.gov. Actual results may differ from those set forth in the forward-looking statements. Except as required by applicable law, Avalo expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Avalo’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

References
1Patel ZS et al. Curr Pain Headache Rep. 2017;21(12):49.
2Egeberg A, et al. JAMA Dermatol 2016;152:429–34
3Phan K, et al Biomed Dermatol 2020; 4: 2-6
4Jfri, A, et al. JAMA Dermatol. 2021;157(8):924-31
5Nguyen TV, et al. J Eur Acad Dermatol Venereol. 2021;35(1):50-61

For media and investor inquiries:
Christopher Sullivan, CFO
Avalo Therapeutics, Inc.
ir@avalotx.com
410-803-6793

or

Meru Advisors
Lauren Glaser
lglaser@meruadvisors.com
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